UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2022

Charge Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 001-41354	90-0471969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Park Avenue, 25th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $0.0001	CRGE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2022, Charge Enterprises, Inc. (sometimes referred to herein as “we,” “us,” “our” or similar terms), filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”), which was approved by our stockholders at our 2022 Annual Meeting of Stockholders held on September 22, 2022 (the “Annual Meeting”) and by our Board of Directors.

The Certificate of Amendment effects two changes to our Certificate of Incorporation.

First, the Certificate of Amendment increased our authorized preferred stock, par value $0.0001 per share, from 10,000,000 shares to 20,000,000 shares.

Second, the Certificate of Amendment changed our Board of Directors into a classified board, effective as of our annual meeting of stockholders to be held in 2023, into three classes with staggered three-year terms, designated as follows:

•	Class I, with their initial terms expiring at the annual meeting of stockholders to be held in 2023 and members of such class serving successive three-year terms thereafter;

•	Class II, with their initial terms expiring at the annual meeting of stockholders to be held in 2024 and members of such class serving successive three-year terms thereafter; and

•	Class III, with their initial terms expiring at the annual meeting of stockholders to be held in 2025 and members of such class serving successive three-year terms thereafter.

The members of our Board of Directors elected at the Annual Meeting shall continue to serve their current terms until the annual meeting of stockholders to be held in 2023, at which point the classified board structure described above would go into effect, or until their respective successors are elected and qualified, or until their earlier death, resignation, disqualification or removal.

Our Board of Directors is authorized to assign directors then in office to Class I, Class II and Class III prior to our annual meeting of stockholders to be held in 2023. Subject to the rights of the holders of any preferred stock then outstanding, the directors assigned to Class I, Class II and Class III would serve for the terms applicable to their respective classes or until their respective successors are elected and qualified, or until their earlier death, resignation, disqualification or removal.

This summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 22, 2022, we held our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) pursuant to a Notice of Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on August 4, 2022 (the “Proxy Statement”). Descriptions of each of the proposals voted upon at the Annual Meeting are contained in the Proxy Statement. At the close of business on August 1, 2022, the record date of the Annual Meeting, we had 206,157,652 shares of common stock issued and outstanding. The holders of a total of 143,208,891 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum for purposes of the Annual Meeting.

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The following is a summary of the proposals voted on at the Annual Meeting, including the number of votes cast for and withheld or against, and the number of abstentions and broker non-votes, with respect to each proposal.

Proposal 1: Election of the directors named in the Proxy Statement to hold office until our annual meeting of stockholders to be held in 2023.

	For	Withheld	Broker Non-votes
Andrew Fox	141,521,723	1,687,168	18,946
Craig Denson	141,462,697	1,746,194	18,946
Philip Scala	141,511,808	1,697,083	18,946
Justin Deutsch	141,043,099	2,165,792	18,946
James Murphy	140,946,591	2,262,300	18,946
Baron Davis	143,082,467	126,424	18,946
Benjamin Carson, Jr.	143,057,847	151,044	18,946
Chantel E. Lenard	143,125,161	83,730	18,946
Gary Jacobs	143,062,063	146,828	18,946
Amy Hanson	143,163,217	45,674	18,946

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstain	Broker Non-votes
143,226,415	1,072	350	0

Proposal 3: Approval of an amendment to our certificate of incorporation to classify our Board of Directors into three classes with staggered three-year terms.

For	Against	Abstain	Broker Non-votes
130,706,171	12,484,681	18,039	18,946

Proposal 4: Approval of an amendment to our certificate of incorporation to increase the number of authorized shares of preferred stock from 10 million to 20 million shares.

Total Votes For	Against	Abstain	Broker Non-votes
130,454,372	12,747,276	7,243	18,946

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation, dated September 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGE ENTERPRISES, INC.

By:	/s/ Leah Schweller
Leah Schweller
Chief Financial Officer Dated: September 28, 2022

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